FORBEARANCE AGREEMENT
                              ---------------------

         This Forbearance Agreement ("Forbearance Agreement") is entered into as of November 4, 1998, by and between Imperial Bank (the "Bank") on the one hand, and Imaging Technologies Corporation ("ITEC"), Prima International ("Prima"), Newgen Systems Acquisitions Corporation ("Newgen"), McMican Corporation ("McMican"), Color Solutions, Inc. ("Color Solutions), ITEC Europe Limited ("ITEC Europe"), and AMT Accel UK Limited ("AMT") (Borrower and Co- Borrowers collectively referred to herein as the "Borrowers"). All capitalized terms not defined herein shall bear the meanings ascribed to them in the Loan Documents (as defined below). This Forbearance Agreement is made with reference to the following facts:

         A. The Borrowers are currently indebted to the Bank pursuant to the Loan Documents (as defined below). The Borrowers acknowledge that they are in default under the Loan Documents, and the Borrowers desire, inter alia (i) to repay the Existing Indebtedness (as defined below) in accordance with the terms set forth in this Forbearance Agreement; and (ii) that the Bank temporarily forbear from exercising its rights and remedies as to existing defaults under the Loan Documents as of the date of execution of this Forbearance Agreement.

         B. The Bank desires full repayment of the Existing Indebtedness owed by the Borrowers under the Loan Documents. The Bank is willing to temporarily forbear from exercising its rights and remedies as to existing defaults under the Loan Documents only in accordance with the terms and conditions set forth in this Forbearance Agreement.

         C. IT IS THE INTENT OF THE PARTIES HERETO THAT THIS FORBEARANCE AGREEMENT ADDRESS THE DEBTS AND/OR OBLIGATIONS OF THE BORROWERS TO THE BANK WHICH ARE FULLY DESCRIBED HEREIN. THIS FORBEARANCE AGREEMENT DOES NOT PERTAIN TO ANY OTHER INDEBTEDNESS AND/OR OBLIGATIONS OF THE BORROWERS (OR ANY OTHER PARTIES) TO THE BANK NOT SPECIFICALLY ADDRESSED IN THIS FORBEARANCE AGREEMENT. ALL TERMS AND PROVISIONS OF ANY AGREEMENTS BETWEEN THE BORROWERS AND THE BANK INCLUDING, BUT NOT LIMITED TO, THE LOAN DOCUMENTS, NOT SPECIFICALLY MODIFIED HEREIN, SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR ORIGINAL TERMS.

         NOW, THEREFORE, in consideration of (i) the above recitals and the mutual promises contained in this Forbearance Agreement; (ii) the execution of this Forbearance Agreement and all documents, instruments and agreements required to be executed in accordance with this Forbearance Agreement; (iii) the satisfaction of all Conditions Precedent set forth below; and for other and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

I.  ACKNOWLEDGMENT OF THE EXISTING INDEBTEDNESS AND THE LOAN DOCUMENTS.
    ------------------------------------------------------------------

         A. The Security and Loan Agreements. The Borrowers acknowledge and agree that the Bank has advanced funds to the Borrowers pursuant to: (i) that certain Security and Loan Agreement and an Addendum to Security and Loan Agreement dated as of June 23, 1998 in an amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00); (ii) that certain Security and Loan Agreement and an Addendum to Security and Loan Agreement dated June 23, 1998 in an amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00); (iii) that certain Security and Loan Agreement and an Addendum to Security and Loan Agreement dated as of June 23, 1998 in an amount not to exceed One Million Dollars ($1,000,000.00) (the documents referred to in (i),
(ii) and (iii) hereof shall be collectively called "Loan and Security Agreements" herein); and (iv) that certain Promissory Note dated as of June 23, 1998 in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) ("Note"). The Borrowers acknowledge and agree that the Borrowers agreed to repay all amounts advanced by the Bank to the Borrowers pursuant to the Loan and Security Agreements and the Note, together with interest thereon at the applicable rates set forth in the Loan and Security Agreements and the Note, together with all applicable fees and charges set forth in the Loan and Security Agreements and the Note.

         B.  Defaults  Under  Loan  and  Security   Agreements.   The  Borrowers
acknowledge and agree that: (a) the Borrowers have defaulted on the Loan and Security Agreements by, inter alia, violating the financial covenants contained therein and issuing certain notes dated September 21, 1998; (b) the Loan and Security Agreements constitute a duly authorized, valid, binding and continuing agreement and obligation of the Borrowers to the Bank, enforceable in accordance with its terms; and (c) the Borrowers have no claims, cross-claims, counterclaims, setoffs or defenses of any kind or nature which would in any way reduce or offset its obligations to the Bank under the Loan and Security Agreements as of the date of execution of this Forbearance Agreement.

         C.  The  Security   Agreements  and  The  Assignments.   The  Borrowers
acknowledge and agree that as security for, inter alia, the Borrowers' obligations under the Loan and Security Agreements, the Borrowers granted to the Bank a first priority security interest in all the Borrowers' personal property including, but not limited to, accounts, equipment, inventory and intangibles by the certain Loan and Security Agreements. The Borrowers warrant and represent that: (a) the Loan and Security Agreements were provided as collateral for the Borrowers' obligations under the Loan and Security Agreements; (b) the Loan and Security Agreements have not been amended; and (c) the Loan and Security Agreements provide the Bank with a first priority, duly authorized, valid, binding, continuing and perfected lien on the collateral granted thereunder.

         D. The Existing Indebtedness. The Borrowers acknowledge that pursuant to the Loan and Security Agreements, and all documents, instruments and agreements executed in connection therewith (collectively, "Loan Documents"), there are presently balances due, owing and unpaid from the Borrowers to the Bank as of October 30, 1998, as follows:

Note #3
Principal                                                     $2,378,994.65
Interest                                                      $   32,901.44
Late charge                                                   $    4,004.73
                                                              ----------------
TOTAL                                                         $2,419,900.82

Note #5
Principal                                                     $2,062,687.58
Interest                                                      $   27,368.40
Late charge                                                   $      870.79
                                                              -----------------
TOTAL                                                         $2,090,926.77

Note #6
Principal                                                     $1,765,521.96
Interest                                                      $   20,095.99
Late charge                                                   $      572.00
                                                              -----------------
TOTAL                                                         $1,786,189.95

TOTAL                                                         $6,297,017.54

The aggregate amount outstanding is Six Million Two Hundred Ninety-Seven Thousand Seventeen Dollars and Fifty-Four Cents ($6,297,017.54); together with all other fees and charges due under the terms of the Loan Documents including, but not limited to, the Bank's costs and fees, including attorneys' fees, due under the terms of the Loan Documents. (The aggregate amount currently owed by the Borrowers to the Bank pursuant to the Loan Documents is hereinafter referred to as "Existing Indebtedness.")

II.  LIMITED SCOPE OF FORBEARANCE AGREEMENT.
     --------------------------------------

         Nothing contained in this Forbearance Agreement shall be interpreted as or be deemed a release or a waiver by the Bank of any of the terms and conditions of the Loan Documents, or any other documents, instruments and agreements between the parties hereto except as specifically provided in this Forbearance Agreement. Unless specifically modified herein, all other terms and provisions of the Loan Documents shall remain in full force and effect in accordance with their original terms. This Forbearance Agreement does not constitute a waiver or release by the Bank of any obligations between the Borrowers and the Bank, or a waiver by the Bank of any defaults by the Borrowers under the Loan Documents, unless expressly so provided herein, nor between the Bank and any other person or entity.

III.  THE BANK'S AGREEMENT TO FORBEAR DURING FORBEARANCE PERIOD.
      ---------------------------------------------------------

         Subject to the Borrowers' satisfaction of all terms and conditions hereof, and so long as no Event of Default occurs under this Forbearance Agreement or the Loan Documents, the Bank hereby agrees to forbear from exercising its rights and remedies with respect to collecting the Existing Indebtedness and with respect to foreclosing on its security interests in any personal property of the Borrowers through the close of business on January 15, 1999 ("Forbearance Period"). The Borrowers acknowledge and agree that immediately after the Forbearance Period expires, if the Existing Indebtedness and the obligations of the Borrowers to the Bank pursuant to this Forbearance Agreement have not been fully repaid, the Bank may exercise all of the rights and remedies contained in the Loan Documents, in this Forbearance Agreement, under applicable law and at equity. The Borrowers further acknowledge and agree that the Bank's agreement to forbear during the
Forbearance Period concerns only the Borrowers' defaults with respect to existing covenant defaults and payment of outstanding amounts owing under the Loan Documents which exist as of the date of execution of this Forbearance Agreement ("Existing Defaults"), but not as to any defaults which may arise in the future. The Borrowers represent and warrant that they are unaware of any events of default pursuant to the Loan Documents other than those set forth in that certain letter dated September 10, 1998 from Mr. Greg Marks of Imperial Bank to Mr. Brian Bonar and Mr. Michael Clemens, and the issuance by the Borrowers of those certain subordinated notes dated September 21, 1998.

IV.  OVERADVANCE COMPLIANCE.
     ----------------------

         The Borrowers shall not, at any time during the Forbearance Period, fail to pay, in accordance with the terms of the Loan Documents, any unpaid balance of their Loan Accounts that exceed the maximum amount of outstanding loans to which Borrowers are entitled under the Loan Documents, and within the limits of the Borrowing Base agreed to thereunder. An "Overadvance" shall exist at any time that line 21 of Bank form AC-1, Accounts Receivable and Inventory Transaction Report, is a negative number. The Bank reserves its right to charge interest at the default rate upon any event of default which exists under the Loan Documents and this Forbearance Agreement which has not been cured within three (3) business days after the Bank has provided the Borrowers with notice thereof.

V.  PAST DUE PAYMENTS TO BE MADE.
    ----------------------------

         Upon execution of the Forbearance Agreement, the Borrowers shall make the following payments to the Bank:

         Note #3        Principal + Interest (9/30/98 & 10/30/98)    $160,189.38
                        Late charge                                  $  4,004.73

         Note #5        Interest due 10/10/98                        $ 17,415.72
                        Late charge                                  $    870.79

         Note #6        Interest due 10/10/98                        $ 11,440.03
                        Late charge                                  $    572.00

         TOTAL                                                       $194,492.65

VI.  NEW LENDER.
     ----------

         The Borrowers shall, no later than December 15,1998, obtain new loan commitments (which loans shall fund no later than January 15, 1999) from a new lender in amounts sufficient to repay in full the Existing Indebtedness to the Bank ("New Loan Commitments").

VII.  INTEREST.
      --------

         The Borrowers acknowledge that the default rate of interest has been accruing on the loans since September 15, 1998 and is five percent (5%) per annum above the applicable interest rate of three fourths of one percent (3/4%) over the Bank's prime lending rate. The current interest rate is therefore the Bank's prime lending rate plus five and three fourths percent (5 3/4%) per annum. The default rate of interest shall be charged from and after September 16, 1998 on the Existing Indebtedness unless (i) the Borrowers shall have provided the Bank with a copy of a bona fide expression of interest by a new lender no later than November 15, 1998; (ii) the Bank shall have received written certification of the Borrowers' Chief Financial Officer no later than December 15, 1998 that due diligence with respect to its applications for new loans has been completed; (iii) the Bank shall have received written certification of the Borrowers' Chief Financial Officer no later than December 31, 1998 that such new loan(s) shall be funded on or before January 15, 1999.

VIII.  DEPOSIT ACCOUNT RELATIONSHIPS; FUTURE ADVANCES.
       ----------------------------------------------

         Other than a payroll account which shall be used for payroll purposes only, and which may be maintained at another financial institution, the Borrowers shall have consolidated all deposit account relationships with the Bank no later than November 6, 1998, other than any deposit accounts which remain outstanding to satisfy checks, or other outstanding drafts issued by the Borrowers ("Remaining Accounts"). As of the date hereof, no additional deposits shall be made to the Remaining Accounts. The Remaining Accounts shall be closed no later than November 15, 1998. During the Forbearance Period, Borrowers shall maintain a minimum of three accounts with the Bank: a "Domestic Account," a "Foreign Account" and an "Operating Account." All of Borrowers' collections on its domestic accounts receivables will be deposited daily in the Domestic Account, and all of Borrowers' collections on its foreign accounts receivable will be deposited in the Foreign Account. All deposits in the Domestic Account and the Foreign Account will be applied daily as loan payments on the Borrowers' lines of credit. During the Forbearance Period, Borrowers shall also be permitted to borrow funds from the Bank under their lines of credit, subject to borrowing base availability and the terms of the existing Loan Documents as modified by this Forbearance Agreement

IX.  REIMBURSEMENT OF THE BANK'S FEES AND COSTS.
     ------------------------------------------

         Contemporaneously with the execution of this Forbearance Agreement, the Borrowers shall reimburse the Bank for all of the Bank's costs and expenses, including attorneys' fees of the Bank's outside counsel ("Costs"), including those fees incurred (a) in, advising the Bank of its rights following the Borrowers' default; and (b) in connection with the negotiation, preparation and documentation of this Forbearance Agreement.

X.  BORROWING BASE CERTIFICATE.
    --------------------------

         The Borrowers shall provide the Bank with daily borrowing base certificates, daily sales journals and daily collections reports.

XI.  WAVIER OF PREPAYMENT FEES.
     -------------------------

         The  Bank  shall   waive  any   prepayment   fees  and  other  form  of
consideration, if any, due upon an early repayment of any of the Existing Indebtedness to the Bank.

XII.  REFUND OF WARRANTS.
      ------------------

         Provided that the Borrowers have repaid to the Bank all Existing Indebtedness on or before January 15, 1999, the Bank shall return to the Borrowers all warrants which the Borrowers issued to the Bank.

XIII.  COMPLIANCE CERTIFICATE.
       ----------------------

         The Borrowers shall submit to the Bank within twenty (20) days of each month end (i) a compliance certificate by the Borrowers' Chief Financial Officer with respect to existing defaults, (ii) a consolidated statement of profit and loss, (iii) a statement of cash flow and (iv) a monthly balance sheet for the immediately preceding month and year to date.

XIV.  ROLLING CASH FLOW.
      -----------------

         The Borrowers shall submit to the Bank an updated rolling thirteen week cash flow forecast on Monday of each week.

XV.  ACCOUNTS RECEIVABLE/ACCOUNTS PAYABLE AGING.
     ------------------------------------------

         On the tenth (10th) day of each month, the Borrowers shall submit to the Bank monthly accounts receivable and accounts payable aging for the previous month.

XVI.  INSURANCE.
      ---------

         Upon execution of this Forbearance Agreement, the Borrowers shall provide the Bank with evidence that Borrowers are currently maintaining all insurance policies required under the Loan Documents.

XVII.  STATUS OF THE BORROWERS' DEPOSIT ACCOUNTS.
       -----------------------------------------

         Upon execution of this Forbearance Agreement, any funds then remaining in the Borrowers' deposit accounts shall be available for the Borrowers' use in the ordinary course of their businesses.
No overdrafts of the Borrowers' checking accounts shall be permitted.

XVIII.  NO PAYMENT ON SUBORDINATED DEBT.
        -------------------------------

         The Borrowers shall make no payments on the subordinated notes issued by the Borrowers on September 21, 1998 ("September 21 Notes"), or on any other indebtedness that by its terms is subordinated to the Existing Indebtedness until the Existing Indebtedness to the Bank has been repaid in full.

XIX.  CONDITIONS PRECEDENT.
      --------------------

         This Forbearance Agreement shall not be binding upon the Bank unless and until each of the following conditions precedent ("Conditions Precedent") are met, or are waived in writing by the Bank:

         A. The Borrowers shall have executed and delivered this Forbearance Agreement to the Bank by no later than 12:00 noon on November 4, 1998.

XX.  RELEASE OF CLAIMS.
     -----------------

         As additional consideration for the Bank to enter into this Forbearance Agreement, the Borrowers, for themselves, their executors, administrators, general partners, limited partners, employees, representatives, shareholders, predecessors, subsidiaries and/or affiliates, parents, heirs, trustees, trustors, beneficiaries, successors-in-interest, transferees, assigns, officers, directors, managers, servants, employees, insurers, underwriters, successors, attorneys,  and  agents,  now and in the  future,  and all  persons  acting  by, through, under or in concert with them, and each of them, hereby release and discharge the Bank, and the Bank's past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, parents' shareholders, subsidiaries and successors, and each of them; and each of their respective administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them; and all persons acting by, through, under or in concert with one or more of them, from any liabilities, damages, causes of action, defenses, or claims arising out of, related to or in any way connected with the Loan Documents, this Forbearance Agreement and the Borrowers' financial relationships with the Bank from the beginning of time through and including the date of execution of this Forbearance Agreement (collectively, "Released Matters").

         ---------------------------
                  The Borrowers


XXI.  REPRESENTATIONS AND WAIVERS CONCERNING RELEASE PROVISIONS.
      ---------------------------------------------------------

         The Borrowers understand and have been advised by their legal counsel of the provisions of Section 1542 of the California Civil Code, which provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         The Borrowers understand and hereby waive the provisions of California Civil Code Section 1542 and declare that they realize they may have damages they presenty know nothing about and that, as to them, they have been released pursuant to these release provisions. The Borrowers also declare that they understand that the Bank would not agree to enter into this Forbearance Agreement if the release provisions set forth above did not cover damages and their results which may not yet have manifested themselves or may be unknown to or not anticipated at the present time by the Borrowers.

         The Borrowers represent and warrant that they alone are the owners of the claims hereby compromised and that they have not heretofore assigned or transferred, nor purported to assign or transfer, to any person or entity ("Person") any of the Released Matters. The Borrowers further agree to indemnify and hold harmless the Bank from all liabilities, claims, demands, damages, costs, expenses, and attorneys' fees incurred by the Bank as the result of any Person asserting any such assignment or transfer of any rights or claims.


            ---------------------------
                  The Borrowers


XXII.  EVENTS OF DEFAULT.
       -----------------

         In addition to any other Events of Default set forth in this Forbearance Agreement or the Loan Documents, an "Event of Default" shall exist herein if any one or more of the following events occur:

         A. The Borrowers shall fail to pay when due any payment due under the Loan Documents or required under this Forbearance Agreement; or

         B. The Borrowers shall fail to comply with the following ratios during the Forbearance Period:

         (i) Have and maintain a minimum effective Tangible Net Worth ("net worth, plus subordinated debt, less intangible assets including but not limited to goodwill, Software, patents, copyrights, and organizational expenses"), of not less than $300,000 beginning with the period ending 9/30/98;

         (ii) Have and maintain a Trading Ratio, meaning trade assets ("accounts receivable and inventory") to trading liabilities ("accounts payable and bank credit lines outstanding") of at least 1.05 to 1.0 beginning with the period ending 9/30/98, and thereafter;

         (iii) Have and maintain a maximum ratio of total debt (less subordinated debt), to Tangible Net Worth (plus subordinated debt) not to exceed 13.0 to 1.0, beginning with the period ending 9/30/98, and thereafter;

         (iv) Have and maintain trading capital, meaning trading assets minus trading liabilities (as defined above) of not less than $1,500,000 for the period ending 9/30/98, and thereafter; and

         (v) Have and maintain a Minimum Debt Service Coverage ("earnings before interest depreciation and amortization divided by principal plus interest owing") of 2.0 to 1.0 for the period ending 9/30/98 and thereafter.

(During the Forbearance Period, such ratios shall be used in place of those set forth in subparagraphs a. through e. of paragraph 6 or paragraph 8, as applicable, of the Amendment to the Security Agreements); or

         C. Any representation or warranty made under this Forbearance Agreement, or any certificate or statement furnished or made to the Bank pursuant thereto, shall prove to be untrue or misleading in any material respect as of the date on which such representation or warranty is made; or

         D. The Borrowers shall take any action to the effect that, or make any claim that, the Loan Documents, or this Forbearance Agreement are not legal, valid, binding agreements enforceable against any party executing same; or attempt in any way to terminate or declare ineffective or inoperative the same; or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

         E. A default, other than the Existing Defaults, shall occur in the performance of any material term, condition, covenant or agreement contained in the Loan Documents, in this

Forbearance Agreement, or in connection with any other obligation owing by the Borrowers to the Bank; or

         F. Any of the following acts or events occur: (i) an order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any of the Borrowers; (ii) an order shall be entered by any court of competent jurisdiction or other competent authority appointing a receiver, custodian, trustee, intervenor or liquidator for any of the Borrowers as to all or substantially all of its or their respective assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; or (iii) an involuntary petition seeking bankruptcy, reorganization or receivership shall be filed against any of the Borrowers which is not dismissed within sixty (60) days of the filing thereof.

XXIII.  REMEDIES.
        --------

         If an Event of Default shall occur under this Forbearance Agreement, the Loan Documents, or any other agreement referenced herein or executed in connection herewith, the Bank may exercise, at its election, and without notice, demand, protest or presentment (which notice, demand, protest and presentment are expressly waived) in addition to all rights and remedies granted to it in the Loan Documents or this Forbearance Agreement, any or all of the following:

         A. The Bank's limited agreement to forbear under this Forbearance Agreement shall immediately and automatically cease, and the Bank may exercise all of its rights and remedies and may declare all amounts owed under the Loan Documents immediately due and payable;

         B. The Bank may proceed to enforce the Loan Documents, this Forbearance Agreement and exercise any or all of the rights and remedies afforded to the Bank by the California Commercial Code, the California Civil Code, the California Code of Civil Procedure or otherwise possessed by the Bank;

         C. Enforce any of the rights and remedies available to it under the Loan Documents, this Forbearance Agreement or according to applicable law.

         All rights and remedies granted to the Bank hereunder are cumulative, and the Bank shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as the Bank may, in its sole and absolute discretion, deem advisable.

XXIV.  REVIVAL CLAUSE; SOLVENCY.
       ------------------------

         If the incurring of any debt or the payment of money or transfer of property made to the Bank by or on behalf of the Borrowers should for any reason subsequently be declared to be "fraudulent" or "preferential" within the meaning of any state or federal law relating to creditor's rights, including, without limitation, fraudulent conveyances, preferences or otherwise voidable or recoverable payments of money or transfers of property, in whole or in part, for any reason (collectively,

"Voidable Transfers") under the Bankruptcy Code or any other federal or state law, and the Bank is required to repay or restore any such Voidable Transfer or the amount or any portion thereof, or upon the advice of its in-house counsel or outside counsel is advised to do so, then, as to such Voidable Transfer or the amount repaid or restored (including all reasonable costs, expenses and attorneys' fees of the Bank related thereto), the liability of the Borrowers under the Loan and Security Agreements, and all of the Bank's rights and remedies under the Loan and Security Agreements, this Forbearance Agreement shall automatically be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made to the extent of any harm to the Bank.

         The Borrowers represent and warrant that the execution, delivery and performance of this Forbearance Agreement will not (I) render either Debtor Insolvent as that term is defined below; (ii) leave either Debtor with remaining assets which constitute unreasonably small capital given the nature of the Borrowers' business; or (iii) result in the incurrence of Debts (as defined below) beyond the Borrowers' ability to pay them when and as they mature and become due and payable. For the purposes of this paragraph, "Insolvent" means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing Debts as they become absolute and matured. For the purposes of this paragraph, "Debts" includes any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. The Borrowers hereby acknowledge and warrant that they have derived or expect to derive a financial or other benefit or advantage from this Forbearance Agreement

XXV.  CONSENT TO RELIEF FROM AUTOMATIC STAY.
      -------------------------------------

         The  Borrowers  hereby agree that,  in the event  either the  Borrowers shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for the Borrowers,
(iv) have sought or consent to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act relating to bankruptcy, insolvency, or relief for the Borrowers, the Bank shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Bank as provided under or in connection with the Loan Documents, or any of them, and as otherwise provided by law.

XXVI.  REPRESENTATIONS AND WARRANTIES.
       ------------------------------

         The Borrowers hereby represent and warrant that:

         A. No Conflict. The execution, delivery and performance of this Forbearance Agreement do not contravene or conflict with any other agreement, indenture or undertaking to which the Borrowers are a party or by which the Borrowers or any of their respective property, may be bound or affected;

         B. Litigation. Other than the complaint filed by Data Products in the Ventura County Superior Court, there is no material litigation or other proceeding currently pending against the Borrowers;

         C. Court Orders. The Borrowers are not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority;

         D. Contractual Obligations. The Borrowers are not in default of or, to the best of the Borrowers' knowledge, bound by any contractual obligations in any respect which would adversely affect the ability of the Borrowers to perform its obligations under this Forbearance Agreement.

XXVII.  PAYMENT OF EXPENSES.
        -------------------

         In the event any action (whether or not in a court proceeding) shall be required to interpret, implement, modify, or enforce the terms and provisions of this Forbearance Agreement, or to declare rights under same, the prevailing party in such action shall recover from the losing party all of its fees and costs, including, but not limited to, reasonable attorneys' fees and costs.

XXVIII.  GOVERNING LAW.
         -------------

         This Forbearance Agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the State of California.

XXIX.  SUCCESSORS, ASSIGNMENT.
       ----------------------

         This Forbearance Agreement shall be binding on and inure to the benefit of all of the parties hereto, and upon the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and each of them. The terms and provisions of this Forbearance Agreement are for the exclusive benefit of the Borrowers and the Bank, and may not be transferred, assigned, pledged, set over or negotiated to any person or entity without the prior express written consent of the Bank. Notwithstanding any other provisions contained herein, the Bank may sell, transfer, negotiate, assign or grant participations in all or a portion of its rights in any of the Loan Documents, in this Forbearance Agreement to any person or entity without prior notice to the Borrowers, provided, however, that any such assignee shall be bound by the terms and provisions of the Loan Documents and this Forbearance Agreement.

XXX.  COMPLETE AGREEMENT OF PARTIES.
      -----------------------------

         This Forbearance Agreement constitutes the entire agreement between the Bank and the Borrowers arising out of, related to or connected with the subject matter of this Forbearance Agreement. Any supplements, modifications, waivers or terminations of this Forbearance Agreement shall not be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Forbearance Agreement shall constitute a waiver of any other provisions of this Forbearance Agreement (whether similar or not), nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided.

XXXI.  EXECUTION IN COUNTERPARTS.
       -------------------------

         This Forbearance Agreement may be executed in any number of counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute but one and the same agreement.

XXXII.  CONTRADICTORY TERMS/SEVERABILITY.
        --------------------------------

         In the event that any term or provision of this Forbearance Agreement contradicts any term or provision of any other document, instrument or agreement between the parties including, but not limited to, any of the Loan Documents, the terms of this Forbearance Agreement shall control. If any provision of this Forbearance Agreement shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from all other provisions of this Forbearance
Agreement, and the validity, legality and enforceability of the remaining provisions of this Forbearance Agreement shall not be adversely affected or impaired, and shall thereby remain in full force and effect.

XXXIII.  HEADINGS.
         --------

         All headings contained herein are for convenience purposes only, and shall not be considered when interpreting this Forbearance Agreement

XXXIV.  CONTINUING COOPERATION.
        ----------------------

         The parties hereto shall cooperate with each other in carrying out the terms and intent of this Forbearance Agreement, and shall execute such other documents, instruments and agreements as are reasonably required to effectuate the terms and intent of this Forbearance Agreement.

XXXV.  ALTERNATIVE DISPUTE RESOLUTION.
       ------------------------------

         The "Reference Provision" attached to the Loan and Security Agreements through Section 12 of the Addendum applies to any disputes under this Forbearance Agreement.

XXXVI.  INSPECTION.
        ----------

         On two days' notice, the Borrowers will permit the Bank or its designee(s) to inspect the business premises during normal business hours or weekends. Without limiting the foregoing, such inspections shall include the taking of any action reasonably necessary to appraise any part of the Bank's collateral.

AGREED AND ACCEPTED:

IMPERIAL BANK


By:/s/ Larry King
   ---------------------------------
       Larry King
       Vice President

IMAGING TECHNOLOGIES
CORPORATION, PRIMA
INTERNATIONAL, NEWGEN SYSTEMS
ACQUISITIONS CORPORATION,
McMICAN CORPORATION, COLOR
SOLUTIONS, INC., ITEC EUROPE
LIMITED, AMT ACCEL UK LIMITED


By:/s/ Brian Bonar
   ---------------------------------
       Brian Bonar, C.E.O.


By: /s/ Michael K. Clemens
    ---------------------------------
        Michael K. Clemens, C.F.O